UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 26, 2008

WaferGen Bio-systems, Inc.
(Exact name of registrant specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bayside Technology Center 46571 Fremont Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(510) 651-4450

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2008, Wafergen Bio-systems, Inc. (the “Company”) and Terry W. Osborn, the Company’s former chief operating officer of the Company, mutually agreed to terminate the employment of Mr. Osborn effective as of February 26, 2008. In connection with the termination of Mr. Osborn’s employment, the Company and Mr. Osborn entered into a mutual separation agreement.  Pursuant to the terms of the agreement, Mr. Osborn will receive severance in the amount of approximately $17,000. In addition, the Company will accelerate the vesting of (1) options to purchase 27,536 shares previously granted to Mr. Osborn with an exercise price of $0.14817 per share, and (2) options to purchase 37,500 shares previously granted to Mr. Osborn with an exercise price of $2.25 per share. The parties also have released each other from certain claims they may have against each other.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date:	March 3, 2008	By:	/s/ Alnoor Shivji
		Name:	Alnoor Shivji
		Title:	Chief Executive Officer